UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2014, the Board of Directors (the “Board”) of Marvell Technology Group Ltd. (the “Company”) appointed Weili Dai, the Company’s President and Co-Founder, as a director. The appointment is effective immediately and she will stand for election to the Board by the Company’s shareholders at the Company’s next annual general meeting. With the appointment of Ms. Dai, the Board consists of six directors.

There are no arrangements or understandings between Ms. Dai and any other persons pursuant to which she was selected as a director. Ms. Dai is the wife of Dr. Sehat Sutardja, the Company’s Chairman of the Board and Chief Executive Officer. For a complete description of related party transactions required to be disclosed by Item 404(a) of Regulation S-K, please see the section entitled “Related Party Transactions” (pages 47 – 48) of the Company’s definitive proxy statement dated May 19, 2014 as filed with the Securities and Exchange Commission. Such section of the definitive proxy statement is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On December 22, 2014, the Company issued a press release announcing the matters described above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated December 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2014

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Tom Savage
Tom Savage
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 22, 2014